SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 17, 1998


                     MENDIK REAL ESTATE LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)


         New York                     0-15463                  11-2774249
State or other jurisdiction         Commission                IRS Employer
     of incorporation               File Number             Identification No.


3 World Financial Center, 29th Floor
New York, NY Attn.:  Andre Anderson                               10285
Address of principal executive offices                           Zip Code



Registrant's telephone number, including area code (212) 526-3183


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Item 2.     Disposition of Assets

On November 17, 1998, Mendik Real Estate Limited Partnership, a New York limited partnership (the "Partnership"), completed the sale of its ownership interests in the Partnership's three remaining properties, Saxon Woods Corporate Center, Two Park Avenue (approximately 60% interest) and 330 West 34th Street (the "Properties"). The Properties were sold to affiliates of Vornado Realty Trust, an affiliate of Mendik R. E. L. P. Corporation, a General Partner, for a selling price of approximately $60,403,757, net of existing mortgage debt and closing adjustments.

As a result of the sale, the General Partners intend to distribute the net proceeds therefrom, together with the Partnership's remaining cash reserves (after payment of or provision for the Partnership's liabilities and expenses, and establishment of a reserve for contingencies, if any) and dissolve the Partnership.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                 MENDIK REAL ESTATE LIMITED PARTNERSHIP

                            By:  NY REAL ESTATE SERVICES 1 INC.
                                 General Partner



Date:  December 2, 1998          By: /s/Mark J. Marcucci
                                     -------------------
                                     Mark J. Marcucci
                                     President and
                                     Chief Financial Officer